Exhibit 5
Joint Filing Agreement
    In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, $0.01 par value per share, of Excelligence Learning Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated: July 21, 2006	WESKIDS III, L.L.C.

	By:	/s/ Christine W. Jenkins

		Name:	Christine W. Jenkins
		Title:	Vice President

William E. Simon & Sons Private Equity Partners, L.P.

	By:	William E. Simon & Sons Private Equity, L.L.C.,
its general partner

		By:	/s/ Christine W. Jenkins

			Name:	Christine W. Jenkins
			Title:	Executive Vice President and Secretary

IPP99 Private Equity, L.L.C.

	By:	WESKIDS III, L.L.C., its managing member

		By:	/s/ Christine W. Jenkins

			Name:	Christine W. Jenkins
			Title:	Vice President

William E. Simon & Sons Private Equity, L.L.C.

	By:	/s/ Christine W. Jenkins

	Name:	Christine W. Jenkins
	Title:	Executive Vice President and Secretary